Exhibit 99.1


               Dragon Reports Strong First Quarter Results of 2004

Vancouver,  BC- May 13, 2004. - Dragon  Pharmaceutical  Inc. (TSX:  DDD; OTC BB:
DRUG) is pleased to announce the results for the first quarter ending March 31, 2004. During the quarter, the Company posted revenues of $878,270 from the sales of rHu Erythropoietin (EPO), which represents 32.2% growth from the same period in 2003.

Revenues of $701,870 were generated from sales in China and $176,400 from sales outside of China during the first quarter of 2004 compared to $454,347 in China and $209,975 from sales outside of China for the same period in 2003. The gross profit margin was 71.9% for the first quarter of 2004, slightly increased from the gross margin of 69.7% for the same period in 2003.

Operating expenses for the quarter in 2004 were $0.88 million, down from $1.2 million from the same period last year reflecting the results of our continued efforts to streamline our operations during the past 12 months. Net loss for the first quarter in 2004 was $249,423 or $0.01 per share, down from a net loss of $734,027, or $0.04 per share, for the same period in 2003.

"We believe the fairly strong first quarter was as a result of our stronger than expected sales in China. A combination of a 32% increase in revenues, a slight improvement in gross margin and a 26% decrease in operating expenses during the first quarter of 2004 compared to the same period last year, have contributed to our lower net loss to just less than $0.25 million or $0.01 per share", said Dr. Alexander Wick, President and CEO of Dragon Pharmaceutical Inc. "During the first quarter of 2004, we have made a few major announcements which we believe are extremely important to the future development of the Company, including our in-licensing of worldwide rights, excluding China, for Recombinant Human Granulocyte Colony Stimulating Factor ("rhG-CSF") from Suzhou Zhongkai Bio-Pharmaceuticals Company Limited and our signing of a Letter of Intent to merge with Oriental Wave Holding Ltd. We are very pleased with the progress in completing negotiations of a definitive agreement with Oriental Wave and are still targeting to have the proposed merger completed by the third quarter of 2004, subject to fulfillment of all conditions. Detailed information regarding the transaction, the business of Oriental Wave and its subsidiary and its financial statements would be prepared and circulated to the shareholders of Dragon in connection with a general meeting of shareholders which would be convened to approve the transaction."

About Dragon Pharmaceutical Inc.
--------------------------------
Dragon Pharmaceutical Inc. is an international biopharmaceutical company headquartered in Vancouver, Canada, with a GMP production facility in Nanjing, China. Dragon's EPO is currently approved to treat anemia due to renal failure and surgery in 5 countries: China, India, Brazil, Egypt and Peru. Dragon is in final preparation to enter the European Union market and is in progress to obtain additional regulatory approvals throughout Central and Eastern Europe, Asia, Latin America, the Middle East and Africa. In addition, Dragon owns the worldwide licensing right, excluding China, for the recombinant G-CSF produced by Suzhou Zhongkai Bio-pharmaceuticals Company Limited, with which Dragon is actively developing its market potential outside of China.

Dragon Pharmaceutical Inc. announced entering into a letter of intent to merge with Oriental Wave Holdings, Ltd. on March 24, 2004. The proposed merger is subject to a number of conditions including entering into a definitive agreement. If the merger is consummated, Dragon will be the surviving company and will create a fully-integrated pharmaceutical company with diverse and proven product lines: biotech drugs, chemical drugs and chemical intermediate. The combined company will have 3 existing cGMP manufacturing facilities for chemical drug, chemical intermediate and biotech drug, and another facility for chemical intermediate under final construction. For details, please refer to the press releases on March 24, 2004 - "Dragon Announces a Proposed Merger with a
                                    --------------------------------------------
Profitable,  Fully-integrated  Pharmaceutical  Company"  and on April 13, 2004 -
-------------------------------------------------------
"Dragon  Announces  Update on the Letter of Intent to Merge with  Oriental  Wave
--------------------------------------------------------------------------------
Holding Ltd."
------------

For further information, please contact Garry Wong (email: ir@dragonbiotech.com) at (604) 669-8817 or toll free 1-877-388-3784 or visit our web site at www.dragonbiotech.com

Forward Looking Statement:
Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: All statements, other than historical facts, included in the foregoing press release are forward-looking statements. These forward looking statements include, but are not limited to, that Dragon and Oriental Wave will enter into a definitive agreement and consummate the merger. Forward-looking statements are not guarantees of future performance. They involve risk, uncertainties and assumptions including risks discussed under "Risks Associated With Dragon Pharmaceuticals" in the Company's annual report on Form 10-KSB, SEC File No.: 0- 27937 and other documents filed with the SEC. The Company does not undertake the obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

The foregoing may be deemed to be soliciting materials of Dragon in connection with its Letter of Intent to merge with Oriental Wave announced on March 24, 2004. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC") and Rule 14a-12 under the Securities Exchange Act of 1934, as amended. If a definitive agreement is entered into, Dragon shareholders and other investors are urged to read the proxy statement that Dragon will file with the SEC in connection with the proposed merger because it will contain important information about Dragon, Oriental Wave and related matters. Dragon and its directors and executive officers may be deemed to be participants in Dragon's solicitation of proxies from Dragon shareholders in connection with the proposed merger. Information regarding the participants and their security holdings can be found in each of Dragon's most recent proxy statement filed with and Form 10-KSB to be filed with the SEC, which are or will be available from the SEC and Dragon as described below, and the proxy statement when it is filed with the SEC. After it is filed with the SEC, the proxy statement will be available for free, both on the SEC web site (http://www.sec.gov) and from Dragon as follows:

Garry Wong
Dragon Pharmaceutical, Inc
1900 - 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9
Telephone: (604) 669-8817 or North American Toll Free: 1-877-388-3784
Fax: (604) 669-4243
Email: ir@dragonbiotech.com

In addition to the proposed proxy statement, Dragon files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Dragon at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York and Chicago. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Dragon filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.

                SUMMARIZED CONSOLIDATED STATEMENT OF OPERATIONS*
                         For the Quarter Ended March 31

--------------------------------------------------------------------------------
                                                       2004              2003
--------------------------------------------------------------------------------
                                                         US$             US$
--------------------------------------------------------------------------------
Sales                                                   878,270         664,322
--------------------------------------------------------------------------------
Cost of sales                                           246,741         201,282
--------------------------------------------------------------------------------
Gross Profit                                            631,529         463,040
--------------------------------------------------------------------------------
Selling, general and administrative expenses           (678,887)       (968,559)
--------------------------------------------------------------------------------
Depreciation of fixed assets and amortization
  of license and permit                                (179,442)       (185,299)
--------------------------------------------------------------------------------
Net write off of land-use right and fixed assets              -               -
--------------------------------------------------------------------------------
Research and Development expenses                          (535)              -
--------------------------------------------------------------------------------
New market development expenses                               -         (15,479)
--------------------------------------------------------------------------------
Provision for doubtful accounts                         (27,073)        (30,710)
--------------------------------------------------------------------------------
Interest expense                                           (769)         (3,460)
--------------------------------------------------------------------------------
Stock-based compensation                                      -               -
--------------------------------------------------------------------------------
Operating income / (loss)                              (255,177)       (740,467)
--------------------------------------------------------------------------------
Interest income                                           5,754           6,440
--------------------------------------------------------------------------------
Net (loss) for the period                              (249,423)       (734,027)
-----------------------------------------------------===========================
(Loss) per share - basic and diluted                      (0.01)          (0.04)
-----------------------------------------------------===========================
Weighted average number of common shares outstanding
  Basic and diluted                                  20,462,000      20,334,000
--------------------------------------------------------------------------------


                    SELECTED CONSOLIDATED BALANCE SHEET DATA*
                    ----------------------------------------

--------------------------------------------------------------------------------
                                     March 31, 2004           December 31, 2003
                                     --------------           -----------------
                                          US$                        US$
                                          ---                        ---
--------------------------------------------------------------------------------
Cash and Short-term Securities         3,015,951                  3,126,667
--------------------------------------------------------------------------------
Total Current Assets                   5,508,181                  5,622,402
--------------------------------------------------------------------------------
Total Current Liabilities              1,342,567                  1,428,257
--------------------------------------------------------------------------------
Total Shareholders' Equity             9,457,566                  9,707,795
--------------------------------------------------------------------------------
Total Assets                          10,800,133                11,136,052
--------------------------------------------------------------------------------

* For greater detail, please refer to the Company's 10-QSB, which has been filed with the U.S. Securities and Exchange Commission and the Ontario Securities Commission. The full financial statements will also be available on Dragon's website at www.dragonbiotech.com. The Company's financial statements comply with U.S. GAAP (Generally Accepted Accounting Principles) and all dollar amounts are expressed in U.S. currency.